Exhibit 99.1

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Zix Reports Fourth Quarter and Full Year 2020 Financial Results

Continued Adoption of Secure Cloud Platform Drives Record 2020 Revenue of $218.5 Million and

21% Cloud ARR Growth Along with Strong Cash Flow from Operations of $31.3 Million

DALLAS — February 25, 2021 — Zix Corporation (Zix) (NASDAQ: ZIXI), a leading provider of cloud email security, productivity, and compliance solutions, today announced financial results for the fourth quarter and full year ended December 31, 2020.

Fourth Quarter 2020 Financial Highlights (results compared to the same year-ago quarter)

•	Revenue increased 15% to $57.9 million.

•	Annual recurring revenue (ARR) increased 14% to $237.7 million. Cloud ARR increased 21% to $206.6 million or 87% of total ARR.

•	GAAP net loss totaled ($2.9) million compared to a year ago net loss of ($3.1) million.

•

GAAP net loss attributable to common stockholders totaled ($5.3) million compared to a year ago net loss attributable to common stockholders of ($5.2) million. The company’s Q4 2020 net loss attributable to common shareholders includes the effect of a deemed dividend to preferred shareholders of $2.3 million and acquisition-related expenses of $1.0 million.

•	GAAP fully diluted earnings (loss) per share attributable to common stockholders totaled ($0.10) compared to ($0.10).

•	Non-GAAP adjusted net income before deemed dividends and excluding deferred tax (benefit) expense totaled $8.6 million compared to $6.7 million.

•	Non-GAAP adjusted net income per share before deemed dividends and excluding deferred tax (benefit) expense increased 25.2% to $0.16.

•	Adjusted EBITDA increased 17% or $1.9 million to $13.4 million, representing an adjusted EBITDA margin of 23%.

•	The company ended the quarter with $21.4 million in cash. Cash flow from operations for 2020 was $31.3 million, an increase of 124% or $17.3 million compared to 2019.

Recent Operational Highlights

•

Acquired CloudAlly, an industry leader in cloud-based data backup and recovery, expanding Zix’s product suite into Microsoft Office 365 backup and addressing growing demand from AppRiver’s Managed Service Provider (MSP) channel and Zix’s value-added reseller and direct channels.

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•

99% of all new customers in Q4 2020 were brought onto the new Zix Secure Cloud platform, the company’s cloud-based security and threat protection platform designed for easy provisioning of multiple solutions.

•	Zix added 54,800 cloud mailboxes in Q4 2020, bringing the total number of productivity mailboxes to nearly 1.2 million.

•	Direct customers and MSP partners started 3,259 trials of SecureTide, ZixEncrypt and ZixArchive in Q4 2020.

Management Commentary

“The fourth quarter marked a strong finish to a successful and transformative year,” said David Wagner, Zix’s Chief Executive Officer. “We delivered profitable growth for the full year 2020 highlighted by 14% ARR growth, 26% revenue growth, and 29% adjusted EBITDA growth. Achieving these results in the face of a pandemic year is a testament to our team, our partners, our customers, and the resilience of our operating model. Our strategic prioritization in 2020 of investments in our indirect channels and in our Secure Cloud platform was already well timed, and the rapid shift to remote work caused by the pandemic provided further support for this emphasis. The recent, high-profile breaches remind us that Email remains the number one threat vector. Zix Secure Cloud provides security tools and a second layer of threat protection capability that are increasingly critical for small and medium sized enterprises. In Q4 we added cloud backup and recovery to provide robust data resiliency and protection against ransomware attacks that are another bane for our partners and customers. With our Secure Cloud platform and growing array of security compliance and productivity applications, we are positioned to benefit from strong secular growth drivers, including the increasingly dynamic threat landscape and move to the cloud.”

Zix’s Chief Financial Officer Dave Rockvam commented: “We again delivered on our commitment to drive profitable revenue growth, increased adjusted EBITDA, and we generated more than $31 million of operating cash flow for the year. Our continued success with productivity solutions has proven to be an effective beachhead for attaching Zix’s organic, higher-margin products. With more than 5,000 partners and 90,000 end customers today, we have a meaningful, built-in base. Secure Cloud is enabling our partners to accelerate new customer acquisition and is empowering our end customers to add more services, leading to our industry-leading LTV (Lifetime Value) to CAC (Customer Acquisition Cost) ratio. In Q4, 99% of customers on-boarded onto Secure Cloud, and in 2021 we will be migrating thousands of

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legacy Zix customers to Secure Cloud. As we enter 2021, we have a solid financial foundation and considerable cash flow generation, providing us with the resources and predictability to meet our debt obligations while at the same time executing our growth strategy.”

Fourth Quarter 2020 Corporate Financial Summary and Other Operational Metrics

$ in Millions, except per share data	Q4 2020	Q4 2019	Change (1)
Revenue	$57.9	$50.4	14.9%
GAAP Net Income (Loss)	($2.9)	($3.1)	4.4%
GAAP Net Income (Loss) Attributable to Common Stockholders	($5.3)	($5.2)	(1.7%)
GAAP Net Income (Loss) Per Share Attributable to Common Stockholders – Diluted	($0.10)	($0.10)	0.4%
Non-GAAP Adjusted Net Income Attributable to Common Stockholders (3)	$6.3	$4.6	35.5%
Non-GAAP Adjusted Net Income Per Share Attributable to Common Stockholders – Diluted (3)	$0.12	$0.09	29.84%
Non-GAAP Adjusted Net Income Before Deemed Dividends(3)	$6.6	$9.0	(26.3%)
Non-GAAP Adjusted Net Income Per Share Before Deemed Dividends - Diluted(3)	$0.12	$0.17	(27.8%)
Non-GAAP Adjusted Net Income Before Deemed Dividends and Excluding Deferred Tax (Benefit) Expense(3)	$8.6	$6.7	27.8%
Non-GAAP Adjusted Net Income Per Share Before Deemed Dividends and Excluding Deferred Tax (Benefit) Expense(3)	$0.16	$0.13	25.2%
EBITDA (2)(3)	$9.9	$5.6	77.2%
EBITDA Margin	17.1%	11.1%	6.0 pts
Adjusted EBITDA (3)	$13.4	$11.5	16.5%
Adjusted EBITDA Margin (3)	23.1%	22.8%	0.3 pts
Total Billings	$56.6	$49.3	14.7%

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Full Year 2020 Corporate Financial Summary and Other Operational Metrics

$ in Millions, except per share data	FY 2020	FY 2019	Change (1)
Revenue	$218.5	$173.4	26.0%
GAAP Net Income (Loss)	($6.4)	($14.6)	56.1%
GAAP Net Income (Loss) Attributable to Common Stockholders	($15.5)	($24.6)	37.3%
GAAP Net Income (Loss) Per Share Attributable to Common Stockholders – Diluted	($0.29)	($0.46)	38.4%
Non-GAAP Adjusted Net Income Attributable to Common Stockholders (3)	$23.4	$13.0	80.5%
Non-GAAP Adjusted Net Income Per Share Attributable to Common Stockholders – Diluted (3)	$0.43	$0.24	77.2%
Non-GAAP Adjusted Net Income Before Deemed Dividends(3)	$30.6	$27.4	11.9%
Non-GAAP Adjusted Net Income Per Share Before Deemed Dividends – Diluted (3)	$0.57	$0.52	9.8%
Non-GAAP Adjusted Net Income Before Deemed Dividends and Excluding Deferred Tax (Benefit) Expense(3)	$32.5	$23.0	41.3%
Non-GAAP Adjusted Net Income Per Share Before Deemed Dividends and Excluding Deferred Tax (Benefit) Expense - Diluted(3)	$0.60	$0.43	38.7%
EBITDA (2)(3)	$37.0	$15.4	139.9%
EBITDA Margin	16.9%	8.9%	8.0 pts
Adjusted EBITDA (3)	$50.9	$39.5	28.9%
Adjusted EBITDA Margin (3)	23.3%	22.8%	0.5 pts
Total Billings	219.1	170.2	28.7%

(1)	Changes are based on actual numbers versus numbers shown in the columns, which may reflect rounding
(2)	Earnings before interest, taxes, depreciation, and amortization
(3)	A reconciliation of GAAP to non-GAAP results is included in this press release and available on the Zix investor relations website at http://investor.zixcorp.com

Financial Outlook

Zix provides guidance based on current market conditions and expectations. The company emphasizes that its guidance is subject to various important cautionary factors referenced in the section entitled “Forward-Looking Statements” below, including risks and uncertainties associated with the COVID-19 pandemic.

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For the first quarter of 2021, the company forecasts revenue to range between $58.7 million and $59.8 million. Zix’s revenue forecast for the first quarter of 2021 implies a 12% to 14% growth rate compared to the same year ago quarter. The company forecasts fully diluted GAAP earnings (loss) per share (attributable to common stockholders) to be in the range of ($0.07) and ($0.06), and fully diluted non-GAAP adjusted earnings per share (attributable to common stockholders) before deemed dividends and excluding deferred tax (benefit) expense to be in the range of $0.15 and $0.16 for the first quarter of 2021. The company forecasts adjusted EBITDA to be between 22% and 23% of forecast revenue for Q1 2021. The per share guidance figures are based on an approximate basic share count of 55.1 million for Q1 2021.

Based on management’s current visibility, the company forecasts revenue for fiscal 2021 to range between $244.0 million and $248.5 million, representing an increase of between 12% and 14% compared to fiscal year 2020. The company also expects fully diluted GAAP earnings (loss) per share (attributable to common stockholders) to range between ($0.27) and ($0.25) and fully diluted non-GAAP adjusted earnings per share (attributable to common stockholders) before deemed dividends and excluding deferred tax (benefit) expense to range between $0.58 to $0.60 for fiscal year 2021. The company forecasts adjusted EBITDA to be $56.0 million (or approximately 23% of forecast revenue) for 2021, representing a year-over-year increase of approximately 10% compared to fiscal year 2020. The per share figures are based on an approximate basic average share count of 55.5 million for 2021. Fiscal 2021 guidance adds back approximately $3.0 million of expenses related to travel, compensation, and marketing, which were reduced in 2020 due to COVID-19.

Conference Call Information

Management will discuss these financial results and outlook on a conference call today (February 25, 2021) at 5:00 p.m. ET (2:00 p.m. PT).

A live webcast of the conference call will be available in the investor relations section of Zix’s website here. Alternatively, participants can access the conference call by dialing 1-855-853-6940 (U.S. toll-free) or 1-720-634-2906 (international) at least 15 minutes before the call and entering access code 8193249. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 1-949-574-3860.

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An audio replay of the conference will be available for seven days by dialing 1-855-859-2056 (U.S. toll-free) or 1-404-537-3406 (international) and entering the access code 8193249. An archive of the webcast will also be available on the Zix investor relations website.

About Zix Corporation

Zix Corporation (Zix) is a leader in email security. Trusted by the nation’s most influential institutions in healthcare, finance, and government, Zix delivers a superior experience and easy-to-use solutions for email encryption and data loss prevention, advanced threat protection, unified information archiving and bring your own device (BYOD) mobile security. Focusing on the protection of business communication, Zix enables its customers to better secure data and meet compliance needs. Zix is publicly traded on the Nasdaq Global Market under the symbol ZIXI. For more information, visit www.zixcorp.com.

###

Zix Company Contact Geoff Bibby 1-214-370-2241 gbibby@zixcorp.com	Zix Investor Contact Matt Glover and Tom Colton Gateway Investor Relations 1-949-574-3860 ZIXI@gatewayir.com

Forward-Looking Statements

As more fully described in Zix’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, which was filed with the SEC on November 9, 2020, the company has been actively monitoring the COVID-19 situation and its impact on both the company and the world in which we operate. The impact of COVID-19 and unprecedented measures to prevent its spread are affecting our business in various ways such as causing volatility in demand for our products, changes in customer behavior, including their spending and payment patterns, disruptions in the operations of our third-party suppliers and business partners, and limitations on our employees’ and partners ability to work and travel. We expect the ultimate significance of the impact of the foregoing on our financial and operational results will be dictated by the length of time that these circumstances continue, which will depend on the currently unknowable extent and duration of the COVID-19 pandemic and governmental and public actions taken in response. These factors also make it more challenging for management to estimate the future performance of our business, particularly over the near term.

Statements in this release that are not purely historical facts or that necessarily depend upon future events, including statements about forecasts of sales, revenue, annual recurring revenue, EBITDA, EBITDA margin, earnings or earnings per share, potential benefits of acquisitions and strategic relationships, or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to Zix on the date this release was issued. Zix undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-

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looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including but not limited to, risks or uncertainties related to the completion and integration of acquisitions, the effects of our debt and equity financing transactions, year-end adjustments to previously reported preliminary unaudited financial information, market acceptance of both existing and new Zix solutions, changing market dynamics resulting from technological change, innovation and continuing customer migration to the cloud, changes in the competitive ecosystem, how privacy and data security laws may affect demand for Zix data protection solutions, and business disruptions, uncertainty and market instability stemming from the COVID-19 pandemic and governmental actions related thereto. Zix may not succeed in addressing these and other risks. Further information regarding factors that could affect Zix’s business and its financial and other results can be found in the risk factors section of Zix’s most recent annual report on Form 10-K and quarterly report on Form 10-Q, each as filed with the Securities and Exchange Commission, as those risk factors may be supplemented in subsequent filings.

We monitor ARR as an operating metric, which we define as the aggregate annualized contract value attributable to recurring revenue contracts as of the end of the applicable reporting period. We calculate ARR by determining the annual or monthly revenue of subscription agreements that are active as of the end of the applicable period and multiplying by 1 or 12. We monitor this metric to aid in determining to what extent individual customer relationships, considered in the aggregate, are growing or declining in financial magnitude. ARR is an operating metric derived as of the date of determination, and should be viewed independently of revenue, unearned revenue and any other GAAP financial measure over any period.

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ZIX CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,
	2020	December 31,
	(unaudited)	2019
ASSETS
Current assets:
Cash and cash equivalents	$21,362,000	$13,349,000
Receivables, net	16,831,000	10,081,000
Prepaid and other current assets	5,430,000	4,984,000

Total current assets	43,623,000	28,414,000
Property and equipment, net	7,345,000	8,591,000
Operating lease assets	14,259,000	10,128,000
Other assets and deferred costs	12,767,000	11,968,000
Intangible Assets, Net	144,163,000	145,876,000
Goodwill	195,013,000	171,209,000
Deferred tax assets	32,554,000	36,535,000

Total assets	$449,724,000	$412,721,000

EQUITY
Current liabilities:
Accounts payable and accrued expenses	$30,382,000	$28,132,000
Deferred revenue	40,447,000	40,757,000
Other current liabilities	7,963,000	6,135,000

Total current liabilities	78,792,000	75,024,000
Long-term liabilities:
Deferred revenue	1,079,000	2,524,000
Operating and finance lease liabilities	10,208,000	9,105,000
Debt	209,658,000	178,250,000

Total long-term liabilities	220,945,000	189,879,000

Total liabilities	299,737,000	264,903,000
Total preferred stock	115,552,000	106,527,000
Total stockholders’ equity	34,435,000	41,291,000

Total liabilities, preferred stock and stockholders’ equity	$449,724,000	$412,721,000

ZIX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Revenue	$57,867,000	$50,380,000	$218,478,000	$173,428,000
Cost of revenue	30,498,000	24,043,000	112,763,000	76,908,000

Gross profit	27,369,000	26,337,000	105,715,000	96,520,000
Operating expenses:
Research and development	5,887,000	5,383,000	22,813,000	20,431,000
Selling, general and administrative	20,287,000	23,502,000	78,345,000	85,230,000

Total operating expenses	26,174,000	28,885,000	101,158,000	105,661,000

Operating income	1,195,000	(2,548,000)	4,557,000	(9,141,000)
Operating margin	2%	-5%	2%	-5%
Other income (expense)
Investment and other income (expense)	(21,000)	6,000	83,000	121,000
Interest expense	(2,134,000)	(2,707,000)	(9,325,000)	(10,105,000)

Total other income (expense)	(2,155,000)	(2,701,000)	(9,242,000)	(9,984,000)
Income before income taxes	(960,000)	(5,249,000)	(4,685,000)	(19,125,000)
Income tax benefit (expense)	(1,985,000)	2,170,000	(1,740,000)	4,478,000

Net (loss) income	$(2,945,000)	$(3,079,000)	$(6,425,000)	$(14,647,000)

Deemed and accrued dividends on preferred stock	(2,311,000)	(2,090,000)	(9,025,000)	(9,984,000)

Net (loss) income attributable to common shareholders	$(5,256,000)	$(5,169,000)	$(15,450,000)	$(24,631,000)

Basic (loss) income per share attributable to common shareholders:	$(0.10)	$(0.10)	$(0.29)	$(0.46)

Diluted (loss) income per share attributable to common shareholders:	$(0.10)	$(0.10)	$(0.29)	$(0.46)

Shares used in per share calculation—basic	54,291,830	53,199,409	54,024,162	53,025,152

Shares used in per share calculation—diluted	54,291,830	53,199,409	54,024,162	53,025,152

Other Comprehensive income, net of tax:
Foreign currency translation adjustments	1,505,000	267,000	1,387,000	215,000

Comprehensive (loss) income	$(1,440,000)	$(2,812,000)	$(5,038,000)	$(14,432,000)

ZIX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Twelve Months Ended December 31,
	2020	2019
Operating activities:
Net (loss) income	$(6,425,000)	$(14,647,000)
Non-cash items in net income	49,008,000	30,179,000
Changes in operating assets and liabilities	(11,303,000)	(1,581,000)

Net cash provided by operating activities	31,280,000	13,951,000
Investing activities:
Purchases of property and equipment and capitalized software	(18,010,000)	(11,653,000)
Acquisition of business, net of cash acquired	(30,046,000)	(284,590,000)

Net cash used in investing activities	(48,056,000)	(296,243,000)
Financing activities:
Proceeds from issuance of series A preferred stock, net of offering costs	—	96,588,000
Proceeds from exercise of stock options	334,000	415,000
Proceeds from long term debt	41,000,000	187,000,000
Debt issuance costs	(653,000)	(6,444,000)
Repayment of long term debt	(9,939,000)	(1,363,000)
Repayment of finance lease obligations	(1,339,000)	(1,707,000)
Payment of acquisition-related contingent consideration	(1,125,000)	(3,843,000)
Purchase of treasury stock	(2,733,000)	(1,906,000)

Net cash provided used in financing activities	25,545,000	268,740,000

Effect of exchange rate changes on cash	(756,000)	(208,000)

(Decrease) Increase in cash and cash equivalents	8,013,000	(13,760,000)
Cash and cash equivalents, beginning of period	13,349,000	27,109,000

Cash and cash equivalents, end of period	$21,362,000	$13,349,000

ZIX CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

		Three Months Ended		Twelve Months Ended
		December 31,		December 31,
		2020	2019	2020	2019
Revenue:
GAAP revenue		$57,867,000	$50,380,000	$218,478,000	$173,428,000

Cost of revenue
GAAP cost of revenue		$30,498,000	$24,043,000	$112,763,000	$76,908,000
Stock-based compensation charges (1)	(A)	(97,000)	(147,000)	(1,201,000)	(569,000)
Strategic consulting and litigation costs (2)	(B)	(1,000)	(93,000)	(116,000)	(386,000)
Intangible Amortization (3)	(C)	(2,740,000)	(2,660,000)	(10,172,000)	(7,132,000)
Corporate separation payment (4)	(D)	—	—	(867,000)	(52,000)

Non-GAAP adjusted cost of revenue		$27,660,000	$21,143,000	$100,407,000	$68,769,000

Gross profit:
GAAP gross profit		$27,369,000	$26,337,000	$105,715,000	$96,520,000
Stock-based compensation charges (1)	(A)	97,000	147,000	1,201,000	569,000
Strategic consulting and litigation costs (2)	(B)	1,000	93,000	116,000	386,000
Intangible Amortization (3)	(C)	2,740,000	2,660,000	10,172,000	7,132,000
Corporate separation payment (4)	(D)	—	—	867,000	52,000

Non-GAAP adjusted gross profit		$30,207,000	$29,237,000	$118,071,000	$104,659,000

Research and development expense
GAAP research and development expense		$5,887,000	$5,383,000	$22,813,000	$20,431,000
Stock-based compensation charges (1)	(A)	(456,000)	(292,000)	(1,641,000)	(1,056,000)
Strategic consulting and litigation costs (2)	(B)	(5,000)	(686,000)	(137,000)	(1,481,000)
Intangible Amortization (3)	(C)	(76,000)	(76,000)	(303,000)	(303,000)
Corporate separation payment (4)	(D)	—	—	(128,000)	(235,000)

Non-GAAP adjusted research and development expense		$5,350,000	$4,329,000	$20,604,000	$17,356,000

Selling and marketing expense
GAAP selling and marketing expense		$14,191,000	$17,580,000	$56,479,000	$54,903,000
Stock-based compensation charges (1)	(A)	(648,000)	(350,000)	(2,524,000)	(1,941,000)
Strategic consulting and litigation costs (2)	(B)	(7,000)	(2,175,000)	(219,000)	(3,427,000)
Intangible Amortization (3)	(C)	(3,279,000)	(3,433,000)	(12,612,000)	(10,478,000)
Corporate separation payment (4)	(D)	(114,000)	(171,000)	(553,000)	(811,000)

Non-GAAP adjusted selling and marketing expense		$10,143,000	$11,451,000	$40,571,000	$38,246,000

General and administrative expense
GAAP general and administrative expense		$6,096,000	$5,922,000	$21,866,000	$30,327,000
Stock-based compensation charges (1)	(A)	(1,160,000)	(636,000)	(4,344,000)	(2,685,000)
Strategic consulting and litigation costs (2)	(B)	(973,000)	(1,328,000)	(2,098,000)	(10,755,000)
Corporate separation payment (4)	(D)	—	—	(109,000)	(689,000)

Non-GAAP adjusted general and administrative expense		$3,963,000	$3,958,000	$15,315,000	$16,198,000

Operating income:
GAAP operating income		$1,195,000	$(2,548,000)	$4,557,000	$(9,141,000)
Stock-based compensation charges (1)	(A)	2,361,000	1,425,000	9,710,000	6,251,000
Strategic consulting and litigation costs (2)	(B)	986,000	4,282,000	2,570,000	16,049,000
Intangible Amortization (3)	(C)	6,095,000	6,169,000	23,087,000	17,913,000
Corporate separation payment (4)	(D)	114,000	171,000	1,657,000	1,787,000

Non-GAAP adjusted operating income		$10,751,000	$9,499,000	$41,581,000	$32,859,000

Adjusted Operating Margin		18.6%	18.9%	19.0%	18.9%
Net income:
GAAP net (loss) income		$(2,945,000)	$(3,079,000)	$(6,425,000)	$(14,647,000)
Stock-based compensation charges (1)	(A)	2,361,000	1,425,000	9,710,000	6,251,000
Strategic consulting and litigation costs (2)	(B)	986,000	4,282,000	2,570,000	16,049,000
Intangible Amortization (3)	(C)	6,095,000	6,169,000	23,087,000	17,913,000
Corporate separation payment (4)	(D)	114,000	171,000	1,657,000	1,787,000

Non-GAAP adjusted net income		$6,611,000	$8,968,000	$30,599,000	$27,353,000

Deferred tax (benefit) expense		1,990,000	(2,236,000)	1,861,000	(4,387,000)

Non-GAAP adjusted net income excluding deferred tax (benefit) expense		$8,601,000	$6,732,000	$32,460,000	$22,966,000

Deemed and accrued dividends on preferred stock		(2,311,000)	(2,090,000)	(9,025,000)	(9,984,000)

Adjusted Net income attributable to common stockholders		$6,290,000	$4,642,000	$23,435,000	$12,982,000

Diluted net income per common share:
GAAP net income per share before deemed dividends		$(0.05)	$(0.06)	$(0.12)	$(0.28)
Adjustments per share	(A-D)	$0.18	$0.23	$0.69	$0.80

Non-GAAP adjusted net income per share before deemed dividends		$0.12	$0.17	$0.57	$0.52

Deferred tax (benefit) expense impact to Non-GAAP adjusted net income before deemed dividends per share	(E)	$0.04	$(0.04)	$0.03	$(0.09)

Non-GAAP adjusted net income before deemed dividends per share excluding deferred tax (benefit) expense		$0.16	$0.13	$0.60	$0.43

Deemed dividends per share impact to Non-GAAP adjusted net income		$(0.04)	$(0.04)	$(0.17)	$(0.19)

Adjusted Net income per share attributable to common stockholders		$0.12	$0.09	$0.43	$0.24

Shares used to compute Non-GAAP adjusted net income per share—diluted		54,291,830	53,199,409	54,024,162	53,025,152

ZIX CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

			Three Months Ended		Twelve Months Ended
			December 31,		December 31,
			2020	2019	2020	2019
Reconciliation of Net income to EBITDA and Adjusted EBITDA:	(F	)
Net income			$(2,945,000)	$(3,079,000)	$(6,425,000)	$(14,647,000)
Income tax provision			1,985,000	(2,170,000)	1,740,000	(4,478,000)
Interest expense			2,134,000	2,707,000	9,325,000	10,105,000
Depreciation			1,215,000	1,355,000	5,016,000	4,992,000
Amortization			7,509,000	6,772,000	27,313,000	19,437,000

EBITDA			9,898,000	5,585,000	36,969,000	15,409,000
Adjustments:
Stock-based compensation charges (1)	(A	)	2,361,000	1,425,000	9,710,000	6,251,000
Strategic consulting and litigation costs (2)	(B	)	986,000	4,282,000	2,570,000	16,049,000
Corporate separation payment (4)	(D	)	114,000	171,000	1,657,000	1,787,000

Adjusted EBITDA			$13,359,000	$11,463,000	$50,906,000	$39,496,000

Adjusted EBITDA margin			23.1%	22.8%	23.3%	22.8%
(1) Stock-based compensation charges are included as follows:
Cost of revenues			$97,000	$147,000	$1,201,000	$569,000
Research and development			456,000	292,000	1,641,000	1,056,000
Selling and marketing			648,000	350,000	2,524,000	1,941,000
General and administrative			1,160,000	636,000	4,344,000	2,685,000

			$2,361,000	$1,425,000	$9,710,000	$6,251,000

(2) Strategic consulting, acquisition, integration and litigation costs are included as follows:
Cost of revenues			1,000	93,000	116,000	386,000
Research and development			5,000	686,000	137,000	1,481,000
Selling and marketing			7,000	2,175,000	219,000	3,427,000
General and administrative			973,000	1,328,000	2,098,000	10,755,000

			$986,000	$4,282,000	$2,570,000	$16,049,000

(3) Intangible Amortization is included as follows:
Cost of revenues			2,740,000	2,660,000	10,172,000	7,132,000
Research and development			76,000	76,000	303,000	303,000
Selling and marketing			3,279,000	3,433,000	12,612,000	10,478,000

			$6,095,000	$6,169,000	$23,087,000	$17,913,000

(4) Corporate separation payment is included as follows:
Cost of revenues			—	—	867,000	52,000
Research and development			—	—	128,000	235,000
Selling and marketing			114,000	171,000	553,000	811,000
General and administrative			—	—	109,000	689,000

			$114,000	$171,000	$1,657,000	$1,787,000

(5) Net Income tax components:
Current tax (benefit)/expense			(5,000)	66,000	(121,000)	(91,000)
Deferred tax (benefit)/expense			1,990,000	(2,236,000)	1,861,000	(4,387,000)

			$1,985,000	$(2,170,000)	$1,740,000	$(4,478,000)

This presentation includes Non-GAAP measures. Our Non-GAAP measures, including “Non-GAAP adjusted net income and net income per share excluding deferred tax expense” are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations of these measures, see Notes to Reconciliation of GAAP to Non-GAAP Financial Measures on the next page.

ZIX CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES OUTLOOK

	LOW	HIGH	LOW	HIGH
	Three Months Ended	Three Months Ended	Twelve Months Ended	Twelve Months Ended
	31-Mar	31-Mar	31-Dec	31-Dec
	2021	2021	2021	2021
Revenue:
GAAP revenue	$58,700,000	$59,800,000	$244,000,000	$248,500,000

Diluted net income per common share:
GAAP net income	$(0.02)	$(0.02)	$(0.07)	$(0.10)
Stock-based compensation charges	$0.05	$0.06	$0.19	$0.22
Strategic consulting, acquisition and litigation costs	$0.00	$0.01	$0.00	$0.01
Intangible Amortization	$0.11	$0.12	$0.45	$0.48
Corporate separation payment	$—	$—	$—	$—

Non-GAAP adjusted net income per share	$0.15	$0.16	$0.58	$0.61

Deferred tax (benefit) expense	$0.00	$(0.00)	$0.00	$(0.01)

Non-GAAP adjusted net income before deemed dividends per share excluding deferred tax (benefit) expense	$0.15	$0.16	$0.58	$0.60

Deemed dividends per share impact to Non-GAAP adjusted net income	$(0.04)	$(0.04)	$(0.18)	$(0.18)

Adjusted Net income per share attributable to common stockholders	$0.11	$0.11	$0.41	$0.43

GAAP fully diluted earnings (loss) per share attributable to common stockholders	$(0.06)	$(0.07)	$(0.25)	$(0.27)

Shares used to compute Non-GAAP adjusted net income per share—diluted	55,100,000	55,100,000	55,500,000	55,500,000

This presentation includes Non-GAAP measures. Our Non-GAAP measures, including “Non-GAAP adjusted net income per share excluding deferred tax expense” are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations of these measures, see Notes to Reconciliation of GAAP to Non-GAAP Financial Measures on the next page.

ZIX CORPORATION

NOTES TO RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

USE OF NON-GAAP FINANCIAL INFORMATION

The Company occasionally utilizes financial measures and terms not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”) in order to provide investors with an alternative method for assessing our operating results in a manner that enables investors to more thoroughly evaluate our current performance as compared to past performance. We also believe these Non-GAAP measures provide investors with a more informed baseline for modeling the Company’s future financial performance. Management uses these Non-GAAP financial measures to make operational and investment decisions, to evaluate the Company’s performance, to forecast and to determine compensation. Further, management utilizes these performance measures for purposes of comparison with its business plan and individual operating budgets and allocation of resources. We believe that our investors should have access to, and that we are obligated to provide, the same set of tools that we use in analyzing our results. These Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. We have provided definitions below for certain Non-GAAP financial measures, together with an explanation of why management uses these measures and why management believes that these Non-GAAP financial measures are useful to investors. In addition, in our earnings release we have provided tables to reconcile the Non-GAAP financial measures utilized to GAAP financial measures.

ADJUSTED NON-GAAP MEASURES

Our Non-GAAP measures adjust GAAP Cost of revenue, Gross profit, Research and development expense, Selling and marketing expense, General and administrative expense, Operating income, Net income, Net Income excluding deferred tax (benefit) expense, Net income per share—diluted, Net income per share—diluted excluding deferred tax (benefit) expense, and EBITDA for non-cash stock-based compensation expense, and strategic consulting and litigation costs to derive Non-GAAP adjusted Cost of revenue, adjusted Gross profit, adjusted Research and development expense, adjusted Selling and marketing expense, adjusted General and administrative expense, adjusted Operating income, adjusted Net income, adjusted Net income per share—diluted and adjusted EBITDA. We provide a reconciliation of these adjusted Non-GAAP measures to GAAP Gross profit, Operating income, Net income, Net income per share—diluted and EBITDA.

Our forward-looking adjusted Non-GAAP earnings per share information consistently excludes non-cash stock-based compensation expense. Additionally, the adjusted Non-GAAP earnings per share will consistently exclude litigation expenses and non-recurring items that impact our ongoing business. See items (A) through (E) below for further information on the current quarter’s reconciling items.

Items (A) through (F) on the “Reconciliation of GAAP to Non-GAAP Financial Measures” table are listed to the right of certain categories under “Gross profit,” “Operating income,” “Net income,” “Net income excluding deferred tax (benefit) expense,” “Net income per share—diluted,” “Net income per share excluding deferred tax (benefit) expense- diluted,” and “EBITDA” and correspond to the categories explained in further detail below under (A) through (F).

(A) Non-cash stock-based compensation charges relating to stock option grants, restricted stock, and restricted stock units awarded to and accounted for in accordance with Share-Based Payment accounting guidance. See (1) on previous page for breakdown of stock-based compensation. Because of varying valuation methodologies, subjective assumptions and varying award types, the Company believes that the exclusion of stock-based compensation charges provides for more accurate comparisons to our peer companies and for a more accurate comparison of our financial results to previous periods. Additionally, the Company believes it is useful to investors to understand the specific impact of non-cash stock-based compensation charges on our operating results.

(B) Strategic consulting, acquisition integration and litigation costs. See item (2) on previous page. The Company’s management excludes certain board-directed consulting costs and litigation expenses when evaluating its ongoing performance and/or predicting its earnings trends and therefore excludes these charges on our adjusted operating results.

(C) Intangible amortization costs. See item (3) on previous page. The Company’s management excludes amortization expenses associated with the acquisition of intangible assets when evaluating its ongoing performance and/or predicting its earnings trends and therefore excludes these charges on our adjusted operating results.

(D) Corporate separation payment relating to employment termination benefits agreement. See item (4) on previous page. The Company’s management excludes these costs when evaluating its ongoing performance and/or predicting its earnings trends and therefore excludes these charges on our adjusted operating results.

(E) Deferred tax expense represents the non-cash tax expense included in the GAAP tax provision, including the current period utilization of deferred tax assets created in previous periods. The remaining provision for income taxes represents expected cash taxes to be paid.

(F) EBITDA represents earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA adds back stock-based compensation charges and litigation expenses.